EXHIBIT 43
POWER OF ATTORNEY

The undersigned, General Electric Capital Services, Inc., a Delaware corporation (hereinafter referred to as the “Corporation”), does hereby make, constitute and appoint each of the persons listed below as the Corporation’s true and lawful agent and attorney-in-fact (hereinafter referred to as the “Attorney”) to act either together or alone in the name and on behalf of the Corporation for and with respect to the matters hereinafter described.

Name of Attorney:

Brock Austin	Dan Henson
Eileen Brumback	Barbara Lane
Carlos Carrasquillo	Joseph Lincoln
Maryanne Courtney	Norman Liu
Barbara Daniele	David L. Lloyd
Peter Cooke	Jonathan Mothner
Sherwood Dodge	Michael Pastore
Frank Ertl	James Ungari
Barbara J. Gould	J. Alex Urquhart

Each Attorney shall have the power and authority to execute and deliver any Schedule 13D, Schedule 13G or Forms 3, 4 and 5 or any amendments thereto required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 on behalf of the Corporation with regard to any securities owned by the Corporation or any of its subsidiaries; and in connection with the foregoing, to execute and deliver all documents, acknowledgments, consents and other agreements and to take such further action as may be necessary or convenient for the Corporation in order to more effectively carry out the intent and purpose of the foregoing.

Agreements, commitments, documents, instruments and other writings executed by the Attorney in accordance with the terms hereof shall be binding upon the Corporation without attestation and without affixation of the seal of the Corporation.   The Power of Attorney conferred hereby shall not be delegable by any Attorney.  The Attorney shall serve without compensation for acting in the capacity of agent and attorney-in-fact hereunder.

Unless revoked by the Corporation, this Power of Attorney shall be governed under the laws of the State of New York and the authority of the Attorney hereunder shall terminate on March 31, 2012.

IN WITNESS WHEREOF, the Corporation has caused the Power of Attorney to be executed, attested and its corporate seal to be affixed as of the 31st day of May, 2011.

General Electric Capital Services, Inc.

	By:	/s/ Christoph A. Pereira
	Name:	Christoph A. Pereira
	Title:	Vice President and Secretary

Attest:

/s/ David P. Russell
David P. Russell
Assistant Secretary